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                                                                    EXHIBIT 23.5

                               CONSENT OF MORGAN
                           STANLEY & CO. INCORPORATED

                                                                January 23, 1996

Cordis Corporation
5200 Blue Lagoon Drive
Miami, Florida 33126

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement on Form S-4 and the related proxy statement with respect to the proposed merger of JNJ Merger Corp., a wholly owned subsidiary of Johnson & Johnson, with and into Cordis Corporation, of our opinion letter appearing as Annex 2 to the Prospectus/Proxy Statement which is a part of such Registration Statement, and to the references of our firm name under the captions "SUMMARY -- The
Merger -- Opinion of Financial Advisor" and "THE MERGER -- Recommendation of the Cordis Board and Reasons for the Merger" and "Opinion of Financial Advisor." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations adopted by the Securities and Exchange Commission thereunder (the "Securities Act Rules") nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the Securities Act Rules.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By /s/  PETER N. CRNKOVICH

                                            ------------------------------------
                                            Name: Peter N. Crnkovich
                                            Title: Managing Director